EXHIBIT 10.1
                                                                    ------------

                           RESTRICTED STOCK AGREEMENT

                  The Compensation Committee (the "Committee") of the Board of Directors of Chattem, Inc. ("Chattem") has selected Zan Guerry as the recipient ("Recipient") of the following described shares of restricted common stock (the "Restricted Shares") in accordance with the following terms:

Administration:                     The Committee of the Board of Directors of
                                    Chattem will administer the grant of
                                    Restricted Shares.

Shares Subject to Grant:            Chattem hereby awards the Recipient
                                    Twenty-Five Thousand (25,000) Restricted
                                    Shares. Chattem shall instruct its transfer agent to deliver a certificate to the Recipient representing the Restricted Shares as soon as reasonably practicable. The certificate representing the Restricted
                                    Shares shall include an appropriate legend concerning the restrictions upon such
                                    Restricted Shares.

Restrictions:                       The Restricted Shares shall be owned free of
                                    restrictions with respect to Six Thousand
                                    Two Hundred Fifty (6,250) of the Restricted
                                    Shares on the first anniversary of this
                                    Agreement and an additional Six Thousand Two
                                    Hundred Fifty (6,250) of such Restricted
                                    Shares shall be owned free of restrictions, on a cumulative basis, on each of the three
                                    (3) succeeding anniversaries of this
                                    Agreement so that four (4) years from the date of this Agreement all Twenty-Five
                                    Thousand (25,000) of such Restricted Shares shall be owned free of restrictions.

Transferability:                    The restricted portion of the Restricted
                                    Shares are not transferable.

Termination of Employment:          If prior to lapse of restrictions the
                                    Recipient's employment has terminated for any reason other than death, retirement, disability or a Change in Control (as defined in the Recipient's Employment
                                    Agreement), then the portion of the
                                    Restricted Shares that remain subject to restrictions shall automatically be forfeited to Chattem.

Death, Disability or Change in      Upon the death or disability of the
Control                             Recipient or a Change in Control, all of the
                                    Restricted Shares shall immediately be owned
                                    free of restrictions.
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Taxes:                              The Recipient currently intends to make a
                                    "Section 83(b) election" under the Internal
                                    Revenue Code with respect to the Restricted
                                    Shares, immediately triggering the payment of ordinary income tax with respect to the fair market value of the Restricted Shares on the date hereof. Chattem shall reimburse the Recipient on a "grossed up" basis for the payment of federal income or any other tax resulting from Recipient's making the
                                    Section 83(b) election or receipt of the Restricted Shares.

Plan: Chattem intends to amend the terms of its existing Non-Statutory Stock Option Plan - 2000 or create a new plan (the "Plan") governing the award of the Restricted Shares thereunder. However, such an amendment or creation of a Plan shall not be a condition precedent to the issuance of the Restricted Shares, all of which have been validly issued hereby.

Section 16: It is intended that the Restricted Shares be granted in compliance with the provisions of Rule 16(b)(3) of the Securities Exchange Act of 1934, as amended.

    This Restricted Stock Agreement is dated to be effective this 24th day of April, 2001.

                                           Chattem, Inc.

                                           By:_________________________________
                                                For the Compensation Committee



                                           Recipient:__________________________
                                                       Zan Guerry